UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2007.

SINOBIOMED INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	333-128399 (Commission File Number)	20-1945139 (IRS Employer Identification No.)

Lane 4705, No. 58, North Yang Gao Rd. Pudong New Area Shanghai, China (Address of principal executive offices)	201206 (Zip Code)

Registrant's telephone number, including area code 011-86-21-58546923

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 6, 2007, Sinobiomed Inc. (the “Company”) through its 82% owned subsidiary, Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. (“Shanghai Wanxing”), entered into a formal equity transfer contract (the “Equity Transfer Contract”) with the equity owners of Suzhou Boai Medical Development Company (“Suzhou Boai”), a pharmaceutical distribution company organized under the laws of the P.R. China, to acquire 90% of the equity in Suzhou Boai in exchange for the payment of a transfer fee (the “Transfer Fee”) to the equity owners of Suzhou Boai.

Under the contract, all the equity owners of Suzhou Boai will transfer all of their equity to Shanghai Wanxing, except for one equity owner who will retain a 10% interest, for an aggregate Transfer Fee of RMB18 million (approximately USD$2.4 million).

The Transfer Fee, the final determination of which is subject to a due diligence report, shall be two times the authorized capital of Suzhou Boai (RMB18 million, or approx. USD$2,400,000.00). Shanghai Wanxing shall pay: (i) 30% of the Transfer Fee (RMB5.4 million, or approx. USD$720,000) three days after signing the Equity Transfer Contract, which has already been paid as of August 7, 2007; (ii) 55% of the Transfer Fee (RMB9.9 million, or approx. USD$1,320,000) one week after registration of the equity alteration; and (iii) 15% of the Transfer Fee (RMB2.7 million, or approx. USD$360,000) a half year after registration of the equity alteration. After receiving 30% of the Transfer Fee, which has already been paid, the equity owners of Suzhou Boai shall be responsible for obtaining government administrative approval and registering the equity alteration.

The foregoing description of the Equity Transfer Contract does not purport to be complete and is qualified in its entirety by reference to the Equity Transfer Contract, which is attached hereto as Exhibit 10.1.

About Suzhou Boai Medical Development Company

Suzhou Boai Medical Development Company is a pharmaceutical distribution company located in Suzhou, China engaged in the wholesale supply of biological products, chemical medicines and Chinese traditional medicine. Suzhou Boai has been Good Supply Practice certified by the Chinese Food and Drug Administration and has two 100% owned subsidiaries, Suzhou Boai Vaccine Sales Co., Ltd. which sells vaccines, and Suzhou Boai Medical Device Co., Ltd. which sells medical devices.

Item 9.01. Financial Statements and Exhibits.

The required financial statements of Suzhou Boai Medical Development Company and the pro forma financial information will be supplied on a Form 8-K within 71 days of August 6, 2007.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Equity Transfer Contract, dated as of August 6, 2007, by and between Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. and the equity owners of Suzhou Boai Medical Development Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 10, 2007

SINOBIOMED INC.

	By:	/s/ Ka Yu
	Name:	Ka Yu
	Title:	Secretary, Treasurer and Director